EXHIBIT 10.17
Getty [LOGO]
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GETTY PETROLEUM MARKETING INC.
125 JERICHO TURNPIKE
JERICHO, NY 11753
(516)338-6000

March 9, 1998




Getty Petroleum Marketing Inc.
125 Jericho Turnpike
Jericho, New York 11753

Dear                   :

With reference to the Letter Agreement dated December 9, 1994, as amended on March 7, 1996, and confirmed by Getty Petroleum Marketing Inc., a Maryland corporation ("Marketing") by letter dated April 8, 1997 (the "Agreement"), Marketing and Getty Realty Corp., a Maryland corporation ("Realty") as assignee of Getty Properties Corp.'s obligations under the Agreement, and you hereby agree to further amend the Agreement as follows:

For the duration of your employment at Marketing, you shall continue to receive at least your Guaranteed Salary and Guaranteed Benefits. Except as described in the next paragraph below, upon your termination of employment your entitlement to receive each of your Guaranteed Salary and Guaranteed Benefits shall cease.

Marketing reserves the right to terminate your employment at any time with or without Cause. Upon the first to occur of (i) termination of your employment by Marketing other than for Cause, (ii) termination of your employment by Marketing or its successor (but not by you) following a Change, or (iii) termination of your employment by Marketing or by you following assignment of materially different (as defined below) employment by Marketing (each an "Event"), you shall be entitled to receive severance compensation for a period of 24 months following the date of such Event, in an amount equal to (x) your Guaranteed Salary and Guaranteed Benefits minus (y) any amount of similar compensation you may receive from any other employer during such period as described in Section 3 of the Letter Agreement. For purposes hereof, employment shall be "materially different" if your job responsibilities or duties are materially less favorable than those in effect on the date hereof.



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March 9, 1998
Page 2


The Agreement, as amended herein, is hereby ratified and affirmed. Except as amended herein, all other provisions of the Agreement shall remain in full force and effect. All defined terms herein shall have the same meanings as set forth in the Agreement.

Getty Properties Corp., a Delaware corporation (formerly known as Getty Realty Corp.), hereby assigns the Agreement to Realty and Realty hereby assumes all of Getty Properties' obligations under the Agreement.

Very truly yours,
GETTY REALTY CORP.


By:______________________
     President


GETTY PETROLEUM MARKETING INC.              Accepted and Agreed To:


By:_____________________________   By:      _______________________
     Chairman

                                   Dated:   _______________________


For purposes of the assignment set forth in the last paragraph above:

GETTY PROPERTIES CORP.


By:_____________________
     President

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